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                                                                    EXHIBIT 23.2


                 NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP


         Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

         In April 2002, the Company announced that the Board of Directors, upon recommendation of its Audit Committee, ended the engagement of Arthur Andersen LLP as the Company's independent public accountants, and engaged KPMG LLP to serve as the Company's independent public accountants for the fiscal year ending December 31, 2002. For more information, see the Company's current report on Form 8-K, filed with the SEC on April 18, 2002.

         After reasonable efforts, we have been unable to obtain the consent of Arthur Andersen, our former independent public accountants, as to the incorporation by reference of their report for our fiscal years ended December 31,2001 and 2000 into our previously filed registration statements (Nos. 33-65772, 333-32731, 33-74408, 33-54881, 333-40717, 333-37533, 333-13475,
333-65373, 333-55747, 33-83223, 333-45518, 333-73046, 33-76496, 333-91058 and
333-86080) under the Securities Act, and we have not filed that consent with this Annual Report on Form 10-K in reliance on Rule 437a of the Securities Act of 1933. Because we have not been able to obtain Arthur Andersen's consent, you will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in our financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated therein.